Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Latitude Communications, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Latitude Communications, Inc.

By:	/s/ EMIL WANG
Emil Wang
Chief Executive Officer

By:	/s/ RICK McCONNELL
Rick McConnell
President & Chief Operating Officer

By:	/s/ JOSEPH J. COONEY
Joseph J. Cooney
Vice President, Finance
(Principal Financial and Accounting Officer)
Date: August 14, 2002